UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

THORNBURG INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Massachusetts	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2300 North Ridgetop Road Santa Fe, NM	87506
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
ETF Class shares of beneficial interest, no par value per share, of each of: Thornburg American Opportunities Fund	Nasdaq Stock Market, LLC	85-0433925

Thornburg Focus Growth Fund	Nasdaq Stock Market, LLC	85-0474953

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 33-14905

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the ETF Class shares of each of Thornburg American Opportunities Fund and Thornburg Focus Growth Fund, each a series of Thornburg Investment Trust (the “Registrant”), is incorporated by reference to Post-Effective Amendment No. 164 to the Registrant’s registration statement on Form N-1A (the “Registration Statement”), filed with the Securities and Exchange Commission on March 27, 2026 (Files Nos. 33-14905; 811-05201). Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Limited Term Trust, Agreement and Declaration of Trust of the Registrant, dated June 3, 1987, is incorporated by reference to the Registration Statement filed on June 12, 1987.
2.	Eighth Supplement to Amended and Restated Designation of Series, is incorporated by reference to the Registration Statement filed on March 27, 2026.
3.	By-laws of the Registrant, dated December 12, 2023, is incorporated by reference to the Registration Statement filed on January 29, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized, as of March 31, 2026.

Thornburg Investment Trust

By:	/s/ Curtis Holloway
Name:	Curtis Holloway
Title:	Chief Financial Officer and Treasurer